UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

New Term Loan Agreement

On June 29, 2021, ALJ Regional Holdings, Inc. (the “Company”), Faneuil Inc. (“Faneuil”) and Phoenix Color Corp. (“PCC”, and together with the Company and Faneuil, the “Borrowers”) and certain other subsidiary guarantors (collectively with the Borrowers, the “Loan Parties”) entered into a Financing Agreement (the “Term Loan Agreement”) with the lenders party thereto from time to time, and Blue Torch Business Finance, LLC as administrative agent and collateral agent (the “Term Loan Facility”).

The following is a description of the material terms of the Term Loan Agreement:

The Term Loan Agreement consists of term loans (the “Term Loans”) in an aggregate principal amount equal to $95,000,000 for the purposes of, among other things, (i) to refinance existing indebtedness under the Existing Financing Agreement (as defined below) and repay certain capitalized leases and all equipment financing arrangements of the Borrowers, (ii) for general corporate and working capital purposes of the Borrowers.

The outstanding principal amount of the Term Loans shall be repaid in consecutive quarterly installments, each in an amount equal to $950,000, on the last business day of each fiscal quarter. All borrowings under the Term Loan Agreement must be repaid by June 29, 2025.

The Term Loans will continue to bear interest at a floating rate of interest per annum based either on, at the Borrowers’ option, (a) the London Interbank Offered Rate (“LIBOR”) plus an applicable margin or (b) the Reference Rate, plus an applicable margin.

The Term Loan Agreement includes customary representations, warranties and covenants by the Loan Parties, including, among other things, restrictions on the Loan Parties’ ability to incur additional indebtedness, dispose of assets, permit the leverage ratio to be above certain threshold levels, incur liens, make investments, pay dividends or other distributions, and enter into certain transactions with their affiliates, in each case subject to specified exceptions. The Term Loan Agreement also contains customary indemnification obligations and customary events of default, including, but not limited to, failure to timely make payments when due under the Term Loan Agreement, failure to comply with any of the covenants under the Term Loan Agreement or any other loan document, the occurrence of certain insolvency or bankruptcy-related events and the occurrence of a change of control.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment and Restatement of Existing Facility

On June 29, 2021, the Borrowers amended and restated in its entirety the existing financing agreement, dated as of August 14, 2015 (the “Existing Financing Agreement,” and as amended and restated, the “Amended and Restated Financing Agreement”) among the Loan Parties, the lenders party thereto from time to time and PNC Bank, National Association (“PNC”), as Administrative Agent and Collateral Agent (the “Revolving Credit Facility”). In connection with the entry into the Amended and Restated Financing Agreement, the Loan Parties, PNC, Cerberus Business Finance, LLC and the lenders party to the Existing Financing Agreement entered into that certain Collateral Agent and Term Loan Lender Exit Agreement, dated June 29, 2021 (the “Exit Agreement”), pursuant to which all term loan obligations under the Existing Financing Agreement were repaid with proceeds from the Term Loans and the issuance of the Convertible Promissory Notes (as defined below) (such repayment, the “Existing Term Loan Payoff”).

The Amended and Restated Financing Agreement will provide for revolving borrowings and the issuance of letters of credit up to an aggregate of $32,500,000 (the “Revolving Loans”) committed by the lenders party thereto. All borrowings under the Amended and Restated Financing Agreement must be repaid by June 29, 2025.

The Revolving Loans will continue to bear interest at a floating rate of interest per annum based either on, at the Borrowers’ option, (a) LIBOR, plus an applicable margin or (b) the Reference Rate, plus an applicable margin.

The Amended and Restated Financing Agreement includes customary representations, warranties and covenants by the Loan Parties, including, among other things, restrictions on the Loan Parties’ ability to incur additional indebtedness, dispose of assets, permit the leverage ratio to be above certain threshold levels, incur liens, make investments, pay dividends or other distributions, and enter into certain transactions with their affiliates, in each case subject to specified exceptions. The Amended and Restated Financing Agreement also contains customary indemnification obligations and customary events of default, including, but not limited to, failure to timely make payments when due under the Amended and Restated Financing Agreement, failure to comply with any of the covenants under the Amended and Restated Financing Agreement or any other loan document, the occurrence of certain insolvency or bankruptcy-related events, cross-default to certain other material indebtedness and the occurrence of a change of control.

The foregoing description of the Amended and Restated Financing Agreement and the Exit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Financing Agreement, a copy of which is attached hereto as Exhibit 10.2, and the full text of the Exit Agreement, a copy of which is attached hereto as Exhibit 10.3, and are incorporated herein by reference.

Issuance of Convertible Promissory Notes

In connection with the Existing Term Loan Payoff, on June 29, 2021, the Company issued two convertible promissory notes in an aggregate principal amount of $6.0 million (the “Convertible Promissory Notes”) to certain junior participants to the term loan lenders (the “Noteholders”) under the Existing Financing Agreement, including its Chief Executive Officer, Jess Ravich. The Convertible Promissory Notes have substantially the same terms as, and replace, certain junior participations purchased by the Noteholders on May 12, 2020, in the Company’s prior Term Loan C under the Existing Financing Agreement (the “Junior Participations”). The Convertible Promissory Notes are subordinated to the Term Loans and the Revolving Loans.

The Convertible Promissory Notes accrue interest at the rate of 8.25% per annum, compounded monthly with interest payable in cash quarterly in arrears on the last day of each calendar quarter on the outstanding principal balance until such principal amount is paid in full or until conversion. Such interest rate is the same as the interest rate applicable to the Junior Participations held by the Noteholders under the Existing Financing Agreement. The principal and accrued interest owed under the Convertible Promissory Notes are convertible, at the option of the holders, into shares of the Company’s common stock, at any time prior to November 28, 2023, at a conversion price equal to the equal to the quotient of all amounts due under each Convertible Promissory Note divided by the conversion rate of $0.54 per common share. The conversion terms set forth above, including the conversion rate, are the same as the conversion terms applicable to the Junior Participations held by the Noteholders under the Existing Financing Agreement.

The Convertible Promissory Notes are unsecured and have a maturity date of November 28, 2023, subject to extension in certain circumstances.

The foregoing description of the Convertible Promissory Notes does not purport to be complete and is qualified in its entirety by reference to the full text of each Convertible Promissory Note, copies of which are attached hereto as Exhibits 10.4 and 10.5, and are incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On June 29, 2021, the Company issued a press release announcing the closing of the Term Loan Facility, the Revolving Credit Facility, and the issuance of the Convertible Promissory Notes. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Financing Agreement, dated as of June 29, 2021 among ALJ Regional Holdings, Inc., Faneuil Inc., and Phoenix Color Corp., as Borrowers, each subsidiary of ALJ Regional Holdings, Inc. listed as a guarantor on the signature pages, as Guarantors, the lenders from time to time, as Lenders, and Blue Torch Finance, LLC, as Collateral Agent and Administrative Agent.

10.2

Amended and Restated Financing Agreement, dated as of June 29, 2021, among ALJ Regional Holdings, Inc., Faneuil Inc., and Phoenix Color Corp., as Borrowers, each subsidiary of ALJ Regional Holdings, Inc. listed as a guarantor on the signature pages, as Guarantors, the lenders from time to time, as Lenders, and PNC Bank, National Association, as Collateral Agent and Administrative Agent.

10.3

Collateral Agent and Term Loan Lender Exit Agreement, dated as of June 29, 2021, among ALJ Regional Holdings, Inc., Faneuil Inc., and Phoenix Color Corp., as Borrowers, each subsidiary of ALJ Regional Holdings, Inc. listed as a guarantor on the signature pages, as Guarantors, the lenders from time to time, as Lenders, Cerberus Business Finance, LLC, as Collateral Agent and PNC Bank, National Association, as Administrative Agent.

10.4	Convertible Promissory Note issued by the Company to Jess Ravich, dated June 29, 2021.
10.5	Convertible Promissory Note issued by the Company to Elizabeth Glazer 2012 Trust, dated June 29, 2021.
99.1	Press Release, dated as of June 29, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

July 1, 2021	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer (Principal Financial Officer)